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                       HARMONY (2003) SHARE OPTION SCHEME

1     DEFINITIONS

      In this Option Scheme the following words and expressions have the meaning assigned thereto and words signifying the singular shall include the plural and vice versa:

1.1     "AUDITORS" means the auditors for the time being of the Company;

1.2 "COMPANY" means HARMONY GOLD MINING COMPANY LIMITED (Registration Number 1950/038232/06);

1.3 "DIRECTORS" means the board of directors of the Company or any committee thereof to whom the powers of the directors in respect of the Option Scheme are delegated in terms of the Company's articles of association;

1.4 "EMPLOYEE" means any employee of the Company or its subsidiaries from time to time and any person who is employed by a company or close corporation with whom the Company has entered into an agreement in terms of which the services of such person are provided exclusively to the Company or any of its subsidiaries for the time being;

1.5     "EXISTING SCHEMES" means:

1.5.1     Harmony (1994) Share Option Scheme;

1.5.2     Harmony (2001) Share Option Scheme;

1.6     "JSE" means the JSE Securities Exchange South Africa;

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1.7     "OPTION" means an option to purchase or subscribe for shares in the
        Company granted in terms of the Option Scheme;

1.8     "PARTICIPANT" means an employee or retired employee;

1.9 "RETIRED EMPLOYEE" means any employee who has retired in terms of the rules of any pension and/or provident fund in existence for the benefit of any employee and of which the employee is a member of any such fund who has reached the prescribed retirement age as determined by a service contract between the Company and the employee concerned;

1.10    "OPTION SCHEME" means HARMONY (2003) SHARE OPTION SCHEME;

1.11    "SHARE" means an ordinary share of R0,50 in the capital of the Company.

2     OBJECT

      The object and purpose of the Option Scheme is to grant options to employees to enable them to acquire fully paid shares in the Company in the manner and on the terms and conditions set out in the Option Scheme.

3     SHARES AVAILABLE FOR THE OPTION SCHEME

3.1 The aggregate number of fully paid shares which any one participant may acquire in terms of the Option Scheme (read with the Existing Schemes) will not exceed 1 290 831 shares, which represents 0.5% (one comma five percent) of the issued share capital of the Company as at 16 September 2003.

3.2 The aggregate number of unissued shares that may be used for the Option Scheme (read with the Existing Schemes) shall not exceed 36 096 604 shares, which represents 14% (ten percent) of the issued

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        share capital of the Company as at 16 September 2003. Shares which are the subject of lapsed or terminated options and shares which are the subject of options which have been exercised by participants who are no longer employees shall not be regarded as being reserved for the Option Scheme.

3.3 Subject always to the provisions of section 223 of the Companies Act, 1973 (Act 61 of 1973), as amended, the members of the Company may from time to time in general meeting, reserve unissued shares and place those unissued shares under the control of the directors for the purpose of the Option Scheme.

4     OPTIONS

4.1 The directors may grant options to employees selected by the directors or the trustees, as the case may be, for that purpose.

4.2 The directors may specify when granting an option and/or impose such objective conditions by way of performance targets, in respect of both the individual and the Company, which they consider fair and reasonable to be satisfied before that option may be exercised, and in this respect the directors may at their discretion subsequently amend or waive such objective conditions if events occur which cause the directors reasonably to consider that it would be more just so to amend or waive the conditions. Such conditions shall be notified to the participant on date of grant of the option.

4.3 The directors shall determine the number of shares which are to be the subject of each option.

4.4 The price at which an option may be exercised will be in respect of each share which is the subject of the option, the closing market price of a share on the JSE, as certified by the secretary of the

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        Company, on the trading day preceding that on which the employee is granted the option.

4.5 Subject to clause 4.10 each option granted will remain in force for a period of 10 years after the date of granting the option.

4.6     Each option may only be exercised in multiples of 100 shares.

4.7 Each option may only be exercised by a participant at such time or times over a period commencing not less than one year from date on which the option was granted as the directors may have determined and notified in writing to the participant when the option was granted to the participant, provided that notwithstanding, the aforegoing:

4.7.1 upon the death of a participant, all of the options held by such participant, whether or not such options could then have been exercised by the participant in terms of the above provisions of this clause 4.7 may, subject to clause 4.10.1, to be exercised by the executor(s) of his estate;

4.7.2 upon the retirement of a participant, all of the options held by such participant which could then have been exercised by the participant in terms of the above provisions of this clause 4.7 and such of the remaining options, held by such participant which the directors, in their sole discretion, may permit to be exercised by the participant notwithstanding that they could not then have been exercised by the participant in terms of the above provisions of this clause 4.7 may, subject to clause 4.10.2 and 4.14, be exercised by the participant; and

4.7.3 the directors shall be entitled, in their absolute discretion and from time to time, to permit an option to be exercised in respect of all or part of the shares which are the subject of that option.

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        For the purpose of this sub-clause 4.7, a reference to "SHARES WHICH ARE
        THE SUBJECT OF THAT OPTION" refers to the number of shares at the date when the option was granted.

        Notwithstanding anything contained in this scheme, unless the directors otherwise determine by notice in writing, an option may be exercised by an employee or retired employee in the event that a person and/or his concert party or parties (as defined in the Rules of the Securities Regulation Panel) acquired such number of shares in the Company as results in the person and/or his concert party or parties having to make an offer to all other shareholders of the Company in terms of the Rules of the Securities Regulation Panel.

4.8 Notwithstanding anything contained in the Option Scheme, unless the directors otherwise agree in writing, a participant:

4.8.1 shall not be entitled to dispose of any shares acquired by him pursuant to his exercise of an option for so long as he is an employee;

4.8.2     shall lodge any share certificate(s) issued to him in terms of clause
          4.12.4 with the secretary of the Company until the expiry of the period referred to in clause 4.8.1.

4.9 Each option may only be exercised in writing and shall be signed by the participant concerned or, if after his death it is exercised by the executor(s) of his estate, by the executor(s) and:

4.9.1     must be delivered to the secretary of the Company;

4.9.2 must be accompanied by the option price in cash for the shares to which that exercise relates; and

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4.9.3     if it is not signed by the participant personally, must be accompanied by proof, to the satisfaction of the directors, of the authority of the signatory.

4.10    An option will lapse:

4.10.1    one year after the death of the participant; or

4.10.2 subject to clause 4.14, one year after the retirement of a participant or, in the case of options which the directors permit to be exercised by the participant as referred to in 4.7.2 such shorter period as the directors may have determined when giving such permission; or

4.10.3 subject to clauses 4.13 and 4.14, immediately on an employee ceasing to be employed as such for reasons other than death or retirement; or

4.10.4 if the interest of a participant in terms of or arising out of the Option Scheme is attached under any circumstances whatsoever and the directors pass a resolution to that effect; or

4.10.5 if the directors, in their sole discretion, consider that an employee has committed an act which would justify summary dismissal at common law or that a participant has committed an act or omitted to do anything which adversely affected or could adversely affect the interest of the Company in a material way.

4.11 Neither an option or any rights granted thereunder may be transferred, ceded, pledged or alienated in any way whatsoever.

4.12    The shares in respect of which each option is exercised:

4.12.1    will be fully paid;

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4.12.2    will rank pari passu with existing issued shares;

4.12.3 will be allotted and issued by the directors within 14 days after the exercise of the option in terms of clause 4.9;

4.12.4 will be issued to the participant to whom the option was granted as the beneficial owner thereof and a certificate will be issued therefor;

        and the directors will procure that a listing is applied therefor on the stock exchanges on which the Company's shares are listed and quoted.

4.13 Notwithstanding the provisions of clause 4.10.3, if a participant ceases to be an employee only because of retrenchment or because the participant's employer has sold the business in respect of which the participant was employed, the directors shall be entitled to determine that an option granted to that participant shall not lapse and shall remain in force on the same terms and conditions mutatis mutandis, as set out in the Option Scheme, provided that:

4.13.1 the directors have given written notice of that determination to the participant in question;

4.13.2 in the written notice referred to in clause 4.13.1 the directors shall be entitled, at their sole discretion, to determine that the option may only be exercised within a shorter period than would otherwise have applied;

4.13.3 the directors shall not be entitled to grant further options to such participant, unless such participant subsequently qualifies under clause 1.4; and

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4.13.4    the directors shall, notwithstanding anything contained in the Option
          Scheme, at any time in their sole discretion, be entitled to withdraw the notice given in terms of clause 4.13.1 by giving written notice of that withdrawal to the participant in question, in which event any option which was the subject of that notice shall lapse forthwith.

4.14 If a participant takes voluntary retirement before having reached pensionable age in terms of the rules of any pension and/or provident fund in existence for the benefit of the participant and of which the participant is a member, or if any participant who is not a member of any such fund retires (whether in terms of a service contract between the company and the participant concerned or otherwise) before having reached the prescribed retirement age, each option held by the participant shall immediately lapse, provided that the directors shall be entitled, in their sole discretion, to determine that an option granted to that participant shall not lapse and shall remain in force on the same terms and conditions, mutatis mutandis, as set out in the Option Scheme, provided that:

4.14.1 the directors have given written notice of that determination of the participant in question;

4.14.2 in the written notice referred to in clause 4.14.1 the directors shall be entitled, at their sole discretion, to determine that the option may only be exercised within a shorter period than would otherwise have applied;

4.14.3 the directors shall not be entitled to grant further options to such participant, unless such participant subsequently qualifies under clause 1.4; and

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4.14.4    the directors shall notwithstanding anything contained in the Option
          Scheme, at any time and in their sole discretion, be entitled to withdraw the notice given in terms of clause 4.14.1 by giving written notice of that withdrawal to the participant in question, in which event any option which was the subject of that notice shall lapse forthwith.

5     GENERAL

5.1 Any dispute arising under the Option Scheme shall be referred to the auditors who shall decide thereon and that decision shall be final and binding on all parties to the dispute and may not be challenged under any circumstances.

5.2 The Option Scheme may, subject always to clause 5.3, be amended from time to time (whether retrospectively or otherwise) by the directors in any respect, provided that:

5.2.1 no such amendment shall operate to adversely alter the terms and conditions of any option granted to a participant prior thereto, without the written consent of that participant; and

5.2.2     the prior approval of the JSE has been obtained.

5.3 No amendment may be made to clauses 1.4, 3.1, 3.2, 4.4, 4.5 and 4.12.2 without the approval of the Company in general meeting.

5.4     If:

5.4.1 the issued shares of the Company are consolidated or sub-divided or in any other way reorganised; or

5.4.2     the issued ordinary share capital of the Company is reduced;

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        the number of shares which are the subject of any option and/or the purchase price thereof shall be adjusted in such manner as the auditors determine to be appropriate and in making such determination, the auditors shall ensure that as far as possible in the circumstances, participants are not prejudiced or given benefits beyond those provided for in the Option Scheme. The auditors shall confirm to the directors in writing that any such adjustments were calculated on a reasonable basis. The directors shall notify the participant of that adjustment which will be binding on the Company and on the participant.

5.5 If the Company undertakes a rights offer, each unexercised option held by a participant will be deemed to have been amended by adding to the number of shares which are the subject of the unexercised option, such number of shares or other securities for which the participant would have been entitled to subscribe in terms of the rights offer if the participant had been registered as a shareholder of the Company at the record date of the rights offer in respect of the shares which are the subject of the participant's unexercised options. All of the provisions of the Option Scheme shall apply, mutatis mutandis, to such additional shares or other securities provided that the price payable by the participant for the additional shares or other securities when the participant exercises the option in question shall be the price which would have been payable by the participant for such shares or additional securities if the participant had been a shareholder of the Company at the time of the rights offer and had subscribed for such shares or securities in terms of the rights offer.

5.6 If the Company allots additional shares by the capitalisation of the Company's profits and/or reserves and/or share premium:

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5.6.1     the directors shall reserve for a participant to whom an option has been granted such number of shares as is equal to the additional capitalisation shares to which he would have been entitled had he been the owner of the shares which are the subject of the option at the date on which the capitalisation shares are allotted;

5.6.2 simultaneously with the allotment referred to in clause 4.12.3, the directors shall allot and issue to the participant the percentage of the shares reserved for him in terms of clause 5.6.1 as the number of shares in respect of which were the subject of the option at the date referred to in clause 5.6.1. The provisions of clause 4.12 shall apply, mutatis mutandis, to the allotment and issue referred to in this sub-clause 5.6.2.

5.7 The directors shall be entitled, subject to the provisions of the Option Scheme, to make and establish such rules and regulations and to amend those rules and regulations, from time to time, as they may deem expedient or necessary for the proper implementation and administration of the Option Scheme.

5.8 The Company shall summarise in its annual financial statements the number of shares which were available to be utilised for purposes of the Option Scheme at the commencement of the financial period in question, the number of shares in respect of which options have been granted during the financial period in question and the number of shares reserved for the Option Scheme in respect of which options have not been granted on the last day of the financial period in question.

5.9 Executive directors may not be appointed to administer the Option Scheme. At least two non-executive directors must be appointed to

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        administer the Option Scheme, provided that they do not benefit from or participate in the Option Scheme.

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